EXHIBIT 10.3

MANAGEMENT FEE SUBORDINATION AGREEMENT

THIS MANAGEMENT FEE SUBORDINATION AGREEMENT (the “Agreement”) is entered into as of April 5, 2019 by and between BURNLEY CAPITAL LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”) and 1847 PARTNERS LLC, a Delaware limited liability company (the “Manager”).

The Lender, 1847 Goedeker, Inc., a Delaware corporation (“Borrower”) and 1847 Goedeker Holdco Inc., a Delaware corporation, are parties to a Loan and Security Agreement dated concurrently herewith (as the same may be amended, supplemented or otherwise modified, or replaced or refinanced, from time to time, the “Loan Agreement”).

The Manager and Borrower are parties that certain Management Services Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Management Agreement”) pursuant to which the Manager provides management services to the Borrower and its subsidiaries (collectively, the “Loan Parties”).

As a condition to extending credit to the Borrower under the Loan Agreement, the Lender has required the execution and delivery of this Agreement.

The Manager is of the opinion that such execution and delivery is in its best interest to assist the Borrower in obtaining credit from the Lender.

ACCORDINGLY, in consideration of the loans and other financial accommodations that may hereafter be made by the Lender for the benefit of the Loan Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manager hereby agrees as follows:

1. Definitions. All defined terms used herein that are not otherwise defined herein shall have the meanings given them in the Loan Agreement. In addition, as used herein, the following terms have the meanings set forth below:

“Senior Indebtedness” means each and every debt, liability and obligation of every type and description which the Loan Parties may now or at any time hereafter owe to the Lender arising under or in connection with the Loan Agreement, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, including but not limited to the indebtedness evidenced by any notes, all interest thereon, all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Subordinated Obligations” means each and every debt, liability and obligation of every type and description which the Loan Parties may now or at any time hereafter owe to the Manager pursuant to the Management Agreement, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

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2. Subordination. The payment of all of the Subordinated Obligations is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Senior Indebtedness.

3. Payments. So long as any of the Senior Indebtedness remains outstanding or the Lender has the obligation to make advances or other financial accommodations to or for the benefit of the Loan Parties, the Manager shall not, without the prior written consent of the Lender, demand, receive or accept any payment from the Loan Parties in respect of the Subordinated Obligations, except that, so long as no Default or Event of Default has occurred and is continuing under the Loan Agreement, the Manager may accept payments of management fees (up to a maximum of $250,000 in the aggregate in any one calendar year), but only to the extent that such payments are not prohibited under, or would not cause or result in the default of any financial covenants set forth in, the Loan Agreement.

4. Receipt of Prohibited Payments. If the Manager receives any payment on the Subordinated Obligations that it is not entitled to receive under the provisions of this Agreement, the Manager will hold the amount so received in trust for the Lender and will forthwith turn over such payment to the Lender in the form received (except for the endorsement of the Manager where necessary) for application to then-existing Senior Indebtedness (whether or not due). If the Manager fails to make any endorsement required under this Agreement, the Lender, or its officers or employees or agents, on behalf of the Lender, is hereby irrevocably appointed as the attorney-in-fact for the Manager to make such endorsement in the Manager’s name.

5. Security Interests. The Manager warrants and represents that the Subordinated Obligations are unsecured and agrees that (i) the Manager hereafter will not, unless and until all of the Senior Indebtedness shall have been fully paid and satisfied and all financial arrangements between the Loan Parties and the Lender have been terminated, accept any security therefor from the Loan Parties or any other Person for all or part of the Subordinated Obligations and (ii) in the event the Manager does obtain any security for the Subordinated Obligations, at the request of the Lender, the Manager shall execute and deliver to the Lender, and hereby authorizes the Lender to prepare and record, such termination statements and releases as the Lender shall reasonably request or require to release the Manager’s security interest or lien against such property.

6. Action on Subordinated Debt. The Manager will not commence any action or proceeding against the Loan Parties to recover all or any part of the Subordinated Obligations, or join with any creditor (unless the Lender shall so join) in bringing any proceeding against the Loan Parties under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any collateral, or exercise or enforce any right or remedy available to the Manager with respect to any such collateral, unless and until the Senior Indebtedness has been paid in full.

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7. Bankruptcy and Insolvency. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of either of the Loan Parties, dissolution, liquidation or any other marshaling of the assets or liabilities of the Loan Parties, the Manager will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Loan Parties in respect of the Subordinated Obligations and will hold in trust for the Lender and promptly pay over to the Lender in the form received (except for the endorsement of the Manager where necessary) for application to the then-existing Senior Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Obligations, unless and until the Senior Indebtedness has been paid in full. If the Manager shall fail to take any such action, the Lender, as attorney-in-fact for the Manager, may, but shall not be obligated to, take such action on the Manager’s behalf. The Manager hereby irrevocably appoints the Lender, or any of its agents, officers or employees on behalf of the Lender, as the attorney-in-fact for the Manager to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, and to take such other action in the Lender’s own name or in the Manager’s name as the Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Manager will execute and deliver to the Lender such other and further powers-of-attorney or instruments as the Lender may request in order to accomplish the foregoing.

8. Restrictive Legend; Transfer of Subordinated Obligations. The Manager will cause the Management Agreement and all notes, bonds, debentures or other instruments evidencing the Subordinated Obligations or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement. So long as there remains outstanding any Senior Indebtedness or the Lender has any remaining obligation to make advances or other financial accommodations to or for the benefit of the Loan Parties, the Manager will not, without the prior written consent of the Lender, (i) assign, transfer or pledge to any other person any of the Subordinated Obligations, or (ii) agree to a discharge or forgiveness of any of the Subordinated Obligations.

9. Continuing Effect. This Agreement shall constitute a continuing and irrevocable subordination, and the Lender may, without notice to or consent by the Manager, modify any term of the Senior Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, the Lender may, at any time and from time to time, without the consent of or notice to the Manager and without incurring responsibility to the Manager or impairing or releasing any of the rights of the Lender or any of the Manager’s obligations hereunder:

(a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Indebtedness or any instrument evidencing the same in any manner or create new or additional Senior Indebtedness of any type at any time and from time to time;

(b) sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Indebtedness or any part thereof;

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(c) release anyone liable in any manner for the payment or collection of the Senior Indebtedness or any part thereof;

(d) exercise or refrain from exercising any right against the Loan Parties or any other person (including the Manager); and

(e) apply any sums received by the Lender, by whomsoever paid and however realized, to the Senior Indebtedness in such manner as the Lender shall deem appropriate.

10. No Commitment. None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Lender to make any future loans or other extensions of credit or financial accommodations to the Loan Parties.

11. Notice. All notices and other communications hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, (iii) sent by Federal Express or similar expedited delivery service, or (iv) transmitted by facsimile, in each case addressed to the party to whom notice is being given at the address as set forth by that party’s signature below, or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) three business days after the date of posting if delivered by mail, (iii) the date of receipt, if delivered by Federal Express or similar expedited delivery service, or (iv) the first business day after date of transmission if delivered by facsimile.

12. Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Obligations conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Lender on the one hand, and the Manager on the other hand.

13. No Waiver. No waiver shall be deemed to be made by the Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of the Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Lender or the obligations of the Manager to the Lender in any other respect at any time.

14. Binding Effect; Acceptance. This Agreement shall be binding upon the Manager and its successors and assigns and shall inure to the benefit of the Lender and its respective successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of the Loan Parties. Notice of acceptance by the Lender of this Agreement or of reliance by the Lender upon this Agreement is hereby waived by the Manager.

[THE SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Lender and the Manager have executed this Agreement as of the date and year first above-written.

Address:	BURNLEY CAPITAL LLC
212 3rd Avenue N., Suite 505 Minneapolis, MN 55401
	By:	/s/ Daniel O’Rourke
	Name:	Daniel O’Rourke
	Title:	Authorized Officer

Address:	1847 PARTNERS LLC
590 Madison Avenue, 18th Floor New York, NY 98001
Attn: Ellery W. Roberts	By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

[Signature Page to Management Fee Subordination Agreement]

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Acknowledgment by the Borrower

The undersigned, being the Borrower referred to in the foregoing Management Fee Subordination Agreement, hereby (i) acknowledge receipt of a copy thereof, (ii) agree to all of the terms and provisions thereof, (iii) agree to and with the Lender that it shall make no payment on the Subordinated Obligations that the Manager would not be entitled to receive under the provisions of such Agreement, (iv) agree that any such payment will constitute a default under the Senior Indebtedness, and (v) agree to mark its books conspicuously to evidence the subordination of the Subordinated Obligations effected hereby. The undersigned further acknowledge and agree that the foregoing Management Fee Subordination Agreement may be modified and amended at any time or times without notice to or the consent of the undersigned and that the undersigned is not an intended beneficiary of any of the rights, benefits or privileges granted to the Lender pursuant to such Agreement.

1847 GOEDEKER INC.

By:	/s/ Robert D. Barry
Name:	Robert D. Barry
Title:	Chief Financial Officer

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